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                                                                    EXHIBIT 10.1


                                  CONFIDENTIAL

***PORTIONS OF THE EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE COMPLETE EXHIBIT, INCLUDING THE PORTIONS FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                              TRANSITION AGREEMENT

      This Transition Agreement ("Agreement") is made effective as of the 2nd day of August, 2000 (the "Effective Date"), by and between Solar Turbines Incorporated, a Delaware corporation, whose principal address is 2200 Pacific Highway, San Diego, California 92101 ("Solar") and Capstone Turbine Corporation, a California corporation whose principal address is, 21211 Nordhoff Street, Chatsworth, California 91311-5844 ("Capstone").

                                    Recitals

A. Solar and Capstone entered into an Alliance Agreement dated August 25, 1997 ("Alliance Agreement"), under which Solar has been supplying certain primary surface recuperators ("PSRs") for Capstone's Microturbine Generator sets and Capstone has been purchasing PSRs from Solar. The obligations under the Alliance Agreement were to remain in effect through August 25, 2007.

B. On August 25, 1997 Solar and Capstone also entered into a License Agreement ("License Agreement") under which Solar agreed, upon Capstone's election, to license Solar Intellectual Property to Capstone to manufacture and modify PSRs for incorporation into Capstone's Microturbines, all in accordance with the terms of such License Agreement.

C. The parties now believe it is in their mutual interest (1) for Capstone to buy out its obligations under the Alliance Agreement and for Solar to terminate the supply of PSRs thereunder, and (2) to modify and amend the License Agreement and have Capstone exercise its rights under such "Amended and Restated License Agreement."

D. Capstone believes that it is reasonable and prudent for it to pay Nine Million, One Hundred Thousand Dollars, U.S. ($9,100,000 USD) for the buyout and termination of the Alliance Agreement, the modification and amendment of the License Agreement, the purchase of Machine Tools, and the assistance to be provided by Solar in transitioning its present manufacturing capabilities for the PSRs for Capstone Microturbines to Capstone, all pursuant and subject to this Agreement and the Amended And Restated License Agreement between the parties of even date herewith (the "Amended and Restated License Agreement") which define in further detail the transaction contemplated hereby (the "Transaction").

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      NOW THEREFORE, in consideration of the foregoing premises, the terms and conditions specified herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


1.    DEFINITIONS.

"Capstone Special Order PSR" shall mean (i) any PSR manufactured according to Capstone's requirements and specifications, (ii) any development PSR, including such development PSR as may be modified from time to time, and (iii) any similar PSR capable of direct replacement for the Capstone Special Order PSR.

"Licensed Product" shall mean (i) PSRs incorporating Solar Intellectual Property and manufactured by or on behalf of Capstone for use in Microturbines, excluding PSRs supplied to Capstone by Solar, and (ii) any modification, improvement, or derivation of Capstone Special Order PSRs which incorporates or is derived from Solar Intellectual Property, manufactured by or on behalf of Capstone, excluding PSRs supplied to Capstone by Solar.

"Machine Tools" shall mean the machine tools, equipment and supplies described on Schedule 1.

"Microturbine" shall mean an individual turbogenerator unit generating *** or less output power.

"Solar Technology" shall mean all information in Solar's possession on the Effective Date, with the right to disclose to Capstone, and relating to the manufacture and use of Capstone Special Order PSRs, including for example, but not by way of limitation, trade secrets, all technology, know-how, training and transfer to be provided under Paragraph 5.1 of the Amended and Restated License Agreement, proprietary information, manufacturing drawings, blueprints, specifications, parts and materials lists, tolerances, preferred vendor lists, test and performance parameters, and other technical expertise necessary for the manufacture of Capstone Special Order PSRs.

"Solar Patents" shall mean patents (i) now or in the future owned or controlled by Solar or its subsidiaries, or (ii) under which and to the extent to which and subject to the conditions under which Solar or its Subsidiaries may have during the term of this Agreement, the right to grant licenses of the scope granted herein, such patents relating to the design, manufacture, or use of PSRs and where, in the case of both (i) and (ii) based on patent applications having an effective filing date on or prior to one (1) month after the Effective Date.

"Solar Intellectual Property" shall mean Solar Technology and Solar Patents.

"Capstone Patents" shall mean patents (i) now or in the future owned or controlled by Capstone or its Subsidiaries, or (ii) under which and to the extent to which and subject to the


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conditions under which Capstone or its subsidiaries may have during the term of this Agreement the right to grant licenses of the scope granted herein, such patents claiming inventions substantially based on Solar Technology and where, in the case of both (i) and (ii) based on patent applications having an effective filing date prior to the termination or expiration of this Agreement

"Subsidiary" shall mean any corporation, company or other entity of which more than fifty (50%) of the outstanding shares of stock entitled to vote for the election of directors is now or hereafter owned or controlled by either party hereto, directly or indirectly, except that Caterpillar Inc., parent of Solar, is included within the definition of "Subsidiary."


2.    TRANSITION FEE AND PROGRESS PAYMENTS.

Capstone agrees to pay Solar a total lump sum of: Nine Million, One Hundred Thousand Dollars ($9,100,000) (the "Transition Fee") for: (a) the Machine Tools and Transition Assistance described in Section 2 below; (b) for the modifications to and execution of the Amended and Restated License Agreement; and (c) for the mutual termination and release of each party's obligations under the Alliance Agreement as described below. Capstone agrees to pay Solar the Transition Fee pursuant to the following payment schedule:

Milestone #1 *** to be paid upon the execution of this Agreement and the Amended And Restated License Agreement by Capstone and Solar and in consideration for the Machine Tools.

Milestone #2 *** upon delivery to Capstone of the Solar Technology that is in tangible form and is related to the manufacture and use of Capstone Special Order PSRs. The anticipated date for delivery is within *** of the Effective Date, but may be earlier or later.

Milestone #3 *** upon delivery of *** pursuant to Section 3.3 below. Delivery is presently scheduled to occur by December 30, 2000.

Milestone #4 *** upon delivery of *** pursuant to Section 6 below, with such delivery being presently scheduled to occur by ***.

Milestone #5 *** upon completion of the four weeks of technical training described in Section 5.1B) and availability of the Machine Tools located at Solar's Turbofab Facility for delivery to Capstone.

Milestone #6 *** upon first article testing of the *** at Capstone's new location, with such first article testing being presently scheduled to occur by
***.

Milestone #7 *** upon availability of the ***, that is, when Solar no longer needs to use such *** machines on a full production basis in making the *** under Capstone Purchase Order 292, as described in Section 6 below.


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Milestone #8 *** upon completion of training on the *** machines at ***, with such training presently scheduled to occur on or before ***. This training is to be covered by a separate agreement between Capstone and *** and paid for by Capstone. Solar will be available for consulting.

Milestone #9 *** upon first successful article testing of the *** at Capstone's new location, such first successful article testing presently scheduled to occur by ***.

Capstone shall pay the amount due under Milestone #1 upon the execution of this Agreement by wire to the Solar account to be advised by Solar. Solar will issue invoices for each remaining Milestone setting forth the payment dates on which the Milestone is anticipated to occur and Capstone will make payment thereon within ten (10) days of the due date.

If Solar remains ready and willing to perform its obligations hereunder and under the Amended and Restated License Agreement, but is unable to do so through no fault of its own, for reasons beyond its control or because of decisions or actions Capstone, then the Milestone payments described above shall be made to Solar no later than the payment dates described above.


3.    MACHINE TOOLS AND TRANSITION ASSISTANCE.

The Machine Tools and Transition Assistance to be provided by Solar consists of:

      3.1 Transfer of ownership of the Machine Tools. The Machine Tools are owned by Solar free and clear of all liens and encumbrances. Most of the Machine Tools are located at Solar's Turbofab Facility in Houston, Texas, while some are located at the facilities of Solar suppliers who assist with the manufacture of PSRs. Solar will dismantle the Machine Tools located at its Turbofab Facility and package them for shipment. Solar will also pay all sales tax, if any are due on the sale and transfer of the Machine Tools to Capstone. The Transition Fee does not include and Capstone shall be responsible and pay for: (a) transportation of the Machine Tools to Capstone; (b) packing of any Machine Tools or other equipment not located at the Turbofab Facility or other Solar plant, and (c) the installation, commissioning and/or runoff of the Machine Tools at the Capstone location. The Machine Tools will be transferred to Capstone AS IS and without warranty of any kind except to the extent any manufacturers warranty remains and is assignable to Capstone. Bills of Sale in the form set forth in Schedule 2 will be provided by Solar to Capstone at the time of tender of delivery of the Machine Tool(s) to Capstone.

      3.2 Training. The training to be provided to assist Capstone with the transition is set forth in Paragraph 5.1 B) of the Amended and Restated License Agreement.

      3.3 Rework of PSRs. Solar shall also rework approximately *** PSRs recuperators with the scope of such rework limited to the resizing of the inner cylinder diameter through mechanical expansion to allow the passage of the existing inner diameter gages, removal of both stub-ducts, welding of new stub ducts to meet the new stub-duct parameters as outlined


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in Solar drawing 203322 and leak check after rework. If PSRs are found not re-workable either before or after rework, they will be marked and disposition will be Capstone's decision. They will not be replaced.

All training, know-how, Solar Technology and other transition assistance provided by Solar under this Agreement is provided under and subject to the provisions of the Amended and Restated Licensing Agreement and the Nondisclosure Agreement attached thereto.

      4. AMENDED AND RESTATED LICENSE AGREEMENT. The License Agreement has been amended and modified in the form of the Amended and Restated License Agreement and shall become effective on the Effective Date as well. The Transition Fee is due in partial consideration for the modified terms in the Amended and Restated License Agreement. All Solar Intellectual Property, training and proprietary information provided by Solar or its employees under this Agreement or as part of the Transaction shall be covered under and subject to the terms of the Amended and Restated License Agreement and the Nondisclosure Agreement attached thereto.

      5. WARRANTIES ON PSRS. All WARRANTIES, EXPRESS OR IMPLIED, guarantees or responsibilities Solar may have for the PSRs or work supplied by Solar to Capstone under the Alliance Agreement, under any purchase orders or hereunder, except Order 292 (see Section 6 below), shall be deemed TRANSFERRED AND FULLY ASSIGNED to Capstone upon the transfer of the Machine Tools to Capstone AND SOLAR SHALL BE AND IS HEREBY RELEASED FROM ANY LIABILITY OR OBLIGATION THEREFORE. Solar shall however without liability or recourse, offer during the original warranty period covering the work or PSR, free technical assistance on warranty repairs. Such technical assistance shall be limited to matters presently known to and readily available to Solar and freely transferable by Solar and Solar shall not be required to engage in any independent research or study in providing such assistance.

      6. CAPSTONE PURCHASE ORDER 292. Solar shall continue under Capstone Purchase Order Number 292 ("Order 292") with a goal of completing production of ***, by *** to a modified design as defined in a June 20, 2000 Capstone/Solar meeting and summarized in Solar drawing 203210 rev C. Under the Order, Solar also agreed to fabricate additional PSRs from left over materials. Solar shall perform the Order for the consideration set forth in the Order. The amount due Solar under Milestone #4, Section 2, is separate from and in addition to the amount due Solar under Order 292. Solar's warranty responsibility for the PSRs sold by Solar to Capstone under Capstone PO292 will be limited to a lump-sum payment of *** per defective core. Thus, Solar's obligations under any and all warranties provided by Solar under the Order 292 are limited to no more than *** per core for any and all defect(s) or claim(s) brought under such warranties and may be fulfilled by the payment of the lesser of such *** per core or the cost incurred by Capstone in repairing and or replacing the warranted defect under the terms of the "Warranty" clause in the Order. Capstone shall provide Solar an accounting of such costs when claiming the *** per core or such lesser amount due hereunder. Except as stated in this Section 6, SOLAR HAS NO OTHER OBLIGATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT


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LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS OF PURPOSE, WITH RESPECT TO
ANY WARRANTY OR SUCH CLAIMS. Order 292 will remain in effect according to its terms notwithstanding the termination of the Alliance Agreement under Section 7 below.


7. TERMINATION OF THE ALLIANCE AGREEMENT. As of the Effective Date, the rights and obligations under the Alliance Agreement will be deemed automatically terminated without further act on the part of Solar and/or Capstone.

      7.1 Solar Release. Contemporaneously with the execution of this Agreement, Solar shall provide to Capstone, in the form attached hereto as Appendix A, a written release (effective as of the Effective Date) of Capstone and its affiliates for any actions, claims, lawsuits, causes of action, damages, judgments, liabilities, costs, and expenses relating to (i) the Alliance Agreement and any purchase orders issued thereunder (other than Capstone Purchase Order 292, which shall continue in effect according to its terms) (ii) Solar's participation in any or all aspects of developing and/or manufacturing PSRs under the Alliance Agreement, (iii) the termination of the Alliance Agreement pursuant to this Agreement, (iv) any and all actual, pending, threatened, or anticipated administrative and/or judicial proceedings relating to any of the provisions of subparagraphs (i) through (iv) above and all discussions, meetings, memoranda documents and/or negotiations relating to subparagraphs (i) through (iv) above. The release shall not excuse any of the obligations to be performed under this Agreement and under the Amended and Restated License Agreement.

      7.2 Capstone Release. Contemporaneously with the execution of this Agreement Capstone shall provide to Solar, in the form attached hereto as Appendix B, a written release (effective as of the Effective Date) of Solar and its affiliates for any actions, claims, lawsuits, causes of action, damages, judgments, liabilities, costs, and expenses relating to (i) the Alliance Agreement and any purchase orders issued thereunder (other than Capstone Purchase Order 292 which shall continue in effect according to its terms), (ii) Solar's participation in any or all aspects of developing and/or manufacturing PSRs under the Alliance Agreement, (iii) the termination of the Alliance Agreement pursuant to this Agreement, (iv) any and all actual, pending, threatened, or anticipated administrative and/or judicial proceedings relating to any of the provisions of sub-paragraphs (i) through (iv) above and all discussions, meetings, memoranda, documents and/or negotiations relating to subparagraphs (i) through (iv) above. The release shall not excuse any of the obligations to be performed under this Agreement and under the Amended and Restated License Agreement.

      7.3 Notwithstanding, this Section 7, the provisions of Paragraph 13.1, Confidential Information, of the Alliance Agreement shall survive its termination. Said Paragraph 13.1 incorporates by reference a nondisclosure agreement attached to the Alliance Agreement as Exhibit C (the "Prior Nondisclosure Agreement"). Upon the Effective Date all Proprietary Information disclosed under the Prior Nondisclosure Agreement shall be


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subject to the provisions of and covered under the Nondisclosure Agreement described in Paragraph 8.1 below.


8.    CONFIDENTIAL INFORMATION AND NOTICES.

      8.1 Confidential Information. The parties hereby ratify and incorporate by reference that certain Nondisclosure Agreement, attached to the Amended and Restated License Agreement as Exhibit "A" (the "Nondisclosure Agreement"). The terms and conditions of this Agreement are confidential and are subject to the provisions of the Nondisclosure Agreement.

      8.2 Notices. All notices, requests, demands and elections under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered by hand, (ii) one (1) day after being given to an express courier with a reliable system for tracking delivery, (iii) when sent by confirmed facsimile with a copy sent by another means specified herein, or (iv) three (3) days after the date of mailing by certified or registered mail, return receipt requested, postage prepaid, and addressed as follows:

      If to Capstone:
               Capstone Turbine Corporation
               21211 Nordhoff Street
               Chatsworth, California 91311-5844

               Attn:  Ake Almgren
                      President and Chief Executive Officer

      With a copy to:
               Capstone Turbine Corporation
               21211 Nordhoff Street
               Chatsworth, California 91311-5844

               Attn:  Jeff Watts
                      Chief Financial Officer

      If to Solar:
               Solar Turbines Incorporated
               2200 Pacific Highway
               San Diego, California 92101

               Attention:    Director, Recuperator Business

Solar or Capstone may, from time to time, change its address or its designee for notification purposes by giving the other party prior written notice of the new address or the new designee and the date upon which the change shall be effective.


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9.0   DEFAULT AND DISPUTE RESOLUTION.

      9.1 Default. If either party materially breaches this Agreement or if Capstone fails to make any payment of Transition Fees under this Agreement, upon written notice to the defaulting party specifying such breach, the defaulting party shall have thirty (30) days after such notice to remedy such breach or to implement a program, reasonably satisfactory to the party not in default, to correct such breach. If such a breach or failure to pay remains uncured after thirty (30) days either party may initiate the dispute resolution proceedings provided for in Paragraph 9.2 and 9.3. If Capstone disputes an invoice and refuses to pay any disputed (invoiced and unpaid) Transition Fees into an escrow account after written notice from Solar, with a sixty (60) day opportunity to cure, Solar may on notice to Capstone terminate this Agreement and the Amended and Restated License Agreement. So long as Capstone pays all of the undisputed fees and places the disputed amounts in an escrow account which authorizes the release of such amounts in accordance with any award or resolution under Paragraph 9.2 and 9.3 Solar may not terminate this Agreement or the Amended and Restated License Agreement for failure to pay such amount. Such a termination by Solar will be in addition to any other rights or remedies Solar may have in equity or at law.

      9.2 Dispute Resolution. If a dispute arises under the terms or performance of this Agreement, unless by mutual consent the parties agree otherwise, the parties shall resolve such dispute as follows:

      A) the parties' respective Program Managers shall have ten days to attempt resolution; if the Program Managers are unable to resolve the dispute themselves;

      B) each Program Manager shall present a written statement of the dispute and a proposed resolution for consideration at a meeting of a senior executive officer from each company the meeting to be held within fifteen days from the expiration of the ten day period contemplated in the preceding sub-paragraph;

      C) if the senior executive officers cannot resolve the dispute within ten days from the meeting date specified in the preceding sub-paragraph, the parties agree to submit such dispute to arbitration before a neutral three member board of arbitrators under the provisions of Paragraph 9.3.

      9.3 Arbitration. Subject to the provisions of Paragraph 9.3 of this Agreement, any claim or dispute arising hereunder that has not been resolved by the parties shall be determined by arbitration in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association in San Diego, California; provided that no demand for arbitration shall be instituted after the date after which legal proceedings on the same claim would have been barred by the applicable statute of limitations. The party requesting arbitration shall appoint one independent neutral arbitrator in writing and the


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responding party shall appoint one independent neutral arbitrator in writing within fifteen (15) days thereafter. The two arbitrators so selected shall then appoint a third arbitrator within fifteen (15) days thereafter. The award rendered in such arbitration may provide for equitable remedies, an accounting and/or reimbursement for attorneys', accountants' or consultants' fees, as the arbitrators shall see fit. Such award shall be final, and judgment on it may be entered in or enforced by any court, state, federal or foreign, having jurisdiction there-over. Any party may apply to an appropriate court of law for a preliminary injunction, attachment or other similar remedy available to it in aid of the arbitration proceeding provided for herein. In the arbitration each party shall be entitled to demand production of documents and other items from any other party hereto, in accordance with the terms of Rule 34 of the Federal Rules of Civil Procedure. Any disputes concerning such demand shall be determined by the arbitrator(s), and any such determination shall be binding on the parties.

      9.4 California Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as if made in California for performance entirely within the State of California.

      9.5 Jurisdiction. For any matter or claim to be considered by a court under this Agreement the parties consent to the exclusive jurisdiction of the courts of the United States of America and the State of California and any subdivision thereof. Any injunctions, order or judgments entered, issued, or granted from any courts having jurisdiction hereunder shall be enforceable within the State of California and in any state or country wherein lie the offices and/or assets of the party against whom the said injunction, order or judgment is entered.


10.   REPRESENTATIONS, WARRANTIES AND DISCLAIMERS.

      10.1 Solar Representations. Solar hereby represents and warrants to Capstone that:

            (i) it has the full power and authority to execute, deliver any obligations under this Agreement and the Amended and Restated License Agreement and to carry out the transactions contemplated thereby;

            (ii) it has duly authorized, executed and delivered this Agreement and the Amended and Restated License Agreement and this Agreement and the Amended and Restated License Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with the terms thereof;

            (iii) no authorization, consent, approval or order of or notice to or registration, qualification, declaration or filing with, any governmental authority is required for its execution, delivery and/or performance of this Agreement, or the Amended and Restated License Agreement;

            (iv) the execution, delivery and performance by it of this Agreement and the Amended and Restated License Agreement, and the compliance by it with the terms and provisions hereof do not conflict with or result in a breach or violation or constitute a default under (a) any of the terms, conditions or provisions of its articles of incorporation and by-


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laws and/or any joint development or other agreements or documents between and among it and any parties now or previously involved in the development and/or operation of the Turbofab Facility or any successor thereto (b) any applicable law, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental agency or authority, or (c) any loan agreement, indenture, mortgage, contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound (including, without limitation, those relating to the Turbofab Facility); nor will any such action result in the imposition of any lien, mortgage or other encumbrance upon any of its properties; and

     10.2 Capstone Representations. Capstone hereby represents and warrants to Solar that:

            (i) it has full power and authority to execute, deliver and perform its obligations under this Agreement and the Amended and Restated License Agreement and to carry out the transactions contemplated thereby;

            (ii) it has duly authorized, executed and delivered this Agreement and the Amended and Restated License Agreement and this Agreement and the Amended and Restated License Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with the terms thereof;

            (iii) no authorization, consent, approval or order of, or notice to or registration, qualification, declaration or filing with, any governmental authority is required for its execution, delivery and performance of this Agreement or the Amended and Restated License Agreement; and

            (iv) the execution, delivery and performance by it of this Agreement and the Amended and Restated License Agreement, and the compliance by it with the terms and provisions thereof, do not conflict with or result in a breach or violation of or constitute a default under any of the terms, conditions or provisions of (a) its articles of incorporation, or (b) any applicable law, rule, regulation order, writ, injunction, judgment or decree of any court or governmental agency or authority, or (c) any loan agreement, indenture, mortgage, contract or other material agreement or instrument to which it is a party or by which it or any of its properties is bound; nor will any such action result in the imposition of any lien, mortgage or other encumbrance upon any of its properties.

      10.3 Waiver of Incidental and Consequential Damages. Neither party shall be liable to the other for any lost profits, lost revenues, losses or indirect, incidental, consequential, special or exemplary damages arising out of entry into or performance or lack of performance under this Agreement.

      10.4 Disclaimer. ALL MACHINE TOOLS TRANSFERRED AND RE-WORK OF PSRs (SEE PARAGRAPH 3.3) UNDER THIS AGREEMENT ARE TRANSFERRED AND PERFORMED "AS IS" AND SOLAR DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE TRANSFERRED MACHINE TOOLS AND RE-WORK, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE. NOTHING IN THIS


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AGREEMENT SHALL BE DEEMED TO CONSTITUTE A REPRESENTATION OR WARRANTY BY SOLAR OF
THE ABILITY OF CAPSTONE TO MANUFACTURE OR SELL PRODUCTS OR PSRs.

      10.5 Indemnity. Capstone agrees to defend, indemnify and hold Solar, its directors, officers, and employees harmless against all liabilities, demands, damages, expenses, or losses arising out of the manufacture, design, use, or sale of any Licensed Product, Machine Tools or PSRs by Capstone, or its affiliates, subsidiaries or transferees or use by Capstone or its affiliates, subsidiaries or transferees of any Solar Intellectual Property, Machine Tools or PSRs or out of any manufacture, design, use, sale, or other disposition by Capstone, its affiliates, subsidiaries or transferees of product incorporating such Licensed Product or Solar Intellectual Property, Machine Tools or PSRs, except for claims that are due to Solar's gross negligence or intentional misconduct, provided that Solar (i) gives Capstone prompt notice of such claim or action; (ii) cooperates with Capstone, at Capstone's expense, in the defense of such claim or action; and (iii) gives Capstone the right to control the defense and settlement of any such claim or action as long as such settlement does not adversely affect Solar.

      10.6 NOTWITHSTANDING ANY PROVISION CONTAINED IN THIS AGREEMENT OR IN THE AMENDED AND RESTATED LICENSE AGREEMENT TO THE CONTRARY, SOLAR DOES NOT GUARANTEE ANY RESULTS WHATSOEVER, WHETHER WITH REGARD TO CAPSTONE'S CAPACITY TO MANUFACTURE OR MAKE PSRs, ANY INCREASE IN OR EQUAL TO SOLAR'S PRODUCTION RATES OR INCREASE THE PRODUCTION CAPACITY OF PSRs OR WITH REGARD TO A DECREASE IN PER UNIT PRICES OF PSRs. EACH PARTY TO THIS AGREEMENT REPRESENTS THAT IT IS AN INDEPENDENT, EXPERIENCED AND SOPHISTICATED BUSINESS ENTITY. EACH PARTY CONDUCTS ITS OWN INVESTIGATIONS AND OBTAINS ITS OWN INFORMATION ABOUT BUSINESS TRANSACTIONS. EACH PARTY RELIES WHOLLY ON IT OWN COUNSEL IN MAKING BUSINESS DECISIONS AND ASSUMES ALL RISKS WITH REGARD TO WHETHER INDIVIDUAL INVESTMENTS ACHIEVE CERTAIN RESULTS. SOLAR HAS ADVISED CAPSTONE OF THE RISKS OF TRANSFER CONTEMPLATED BY THIS AGREEMENT AND THE AMENDED AND RESTATED LICENSE AGREEMENT WITHIN THE TIME FRAMES REQUESTED BY CAPSTONE. SOLAR ASSUMES NO RESPONSIBILITY REGARDING THE ABILITY OR LIKELIHOOD THAT CAPSTONE WILL BE ABLE TO ASSIMILATE, USE AND BE SUCCESSFUL WITH MACHINE TOOLS, SOLAR INTELLECTUAL PROPERTY AND ALL OTHER INFORMATION OR KNOW-HOW TRANSFERRED IN THEIR ATTEMPTS TO MANUFACTURE AND/OR PRODUCE PSRs FOR CAPSTONE MICROTURBINES. EXCEPT AS SPECIFICALLY PROVIDED FOR ELSEWHERE HEREUNDER, THERE IS NO GUARANTEE AS TO ACCURACY, SUFFICIENCY, OR COMPLETENESS OF THE SOLAR INTELLECTUAL PROPERTY OR SUCH INFORMATION, EXCEPT IN THE CASE THAT SOLAR'S CONDUCT IN PROVIDING INACCURATE, INSUFFICIENT OR INCOMPLETE INFORMATION IS INTENTIONAL OR GROSSLY NEGLIGENT. SOLAR'S GOAL IS TO, WITHIN THE SPECIFIC PERFORMANCE OBLIGATIONS OF THIS AGREEMENT AND THE AMENDED AND RESTATED LICENSE


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AGREEMENT, TRANSFER TO CAPSTONE ITS MANUFACTURING CAPABILITY, AS OF THE
EFFECTIVE DATE, FOR CAPSTONE SPECIAL ORDER PSRs FOR CAPSTONE MICROTURBINES IN ACCORDANCE THEREWITH.

      10.7 Survival. This Section 10.0 shall survive any expiration or termination of this Agreement.


11.0  MISCELLANEOUS.

      11.1 Severable Provisions. If any provision of this Agreement is held illegal, invalid or unenforceable under present or future state or federal laws, or rules and regulations promulgated thereunder, effective during the term hereof, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be automatically as part of this Agreement a provision similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

      11.2 Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of Capstone and Solar and neither party shall assign this Agreement or any part thereof without the prior written consent of the other party, which consent may be withheld for any reason except that it may be assigned by Capstone to a purchaser of substantially all the assets of Capstone, provided such purchaser is not actively engaged in the business of manufacturing or selling recuperators, or manufacturing or selling individual gas turbines of *** or greater output power.

      11.3 No License. Nothing herein shall be construed as a grant of a license or conveyance of any rights under any discoveries, inventions, patents, trade secrets, copyrights, industrial property rights or know-how belonging to any Party hereto. Any such rights are granted under and subject to the Amended and Restated License Agreement.

      11.4 Independent Contractors. This Agreement shall not constitute, create, give effect to or otherwise imply a teaming, joint venture, or other formal business relationship. Further, nothing herein shall be construed as providing for the sharing of profits or losses arising out of the efforts of the Parties. No Party shall be liable to the other for any of the costs, expenses, risks, or liabilities arising out of the other Party's efforts in connection with this Agreement.

      11.5 Entire Agreement. This Agreement and those documents specifically referenced herein and constitute the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior oral or written agreements regarding the subject matter hereof, and cannot be changed except by a writing signed by both parties.

      11.6 Independent Research. Nothing in this Agreement shall (a) impose any restriction on either party from carrying out independent research and development activities in any field, (b) in relation to the results of any such independent research and development activities of one party, give rise to any ownership right or claim by the other party; nor (c) restrict either party in the exploitation in any manner of the results of its independent research and development activities.

      11.7 No Sharing of Liabilities. Nothing herein shall be construed as providing for the sharing of profits or losses arising out of the efforts of the parties. No party shall be liable to the other for any of the costs, expenses, risks, or liabilities arising out of the other party's efforts in connection with this Agreement.

      11.8 Employee Solicitation. For a period of three years from the date of this Agreement, Solar and Capstone agree not to solicit for employment purposes, any employee of the other party who has had access to that other party's Proprietary Information utilized in implementing this Agreement.

      11.9 Headings. The section headings used in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      11.10 Force Majeure. Neither party to this Agreement shall be liable for any default or delay in the performance of its obligations under this Agreement (except for the duty to pay) if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, riots, civil disorders, rebellions or revolutions, or any other cause beyond the reasonable control of such party (including the inability to receive raw materials from a supplier), provided the non-performing party is without fault in causing such default or delay, and such default or delay could not have been prevented by reasonable precautions nor reasonably be circumvented by the non-performing party through the use of alternate sources, work-around plans or other means. In such event, the non-performing party shall be excused from any further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such party continues to use reasonable efforts to recommence performance or observance of the obligations so affected for as long as such circumstances prevail. Notwithstanding the foregoing, a party shall not be entitled to the benefits of this Paragraph 11.12 unless any party so delayed in its performance promptly notifies the party to whom performance is due by telephone, radio, messenger or other available means (to be confirmed in writing within two (2) working days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.

      11.11 Public Acknowledgement. Both Solar and Capstone may publicly acknowledge and announce that they have entered into an agreement for the transfer and licensing of rights to manufacture PSRs for incorporation into Capstone's Microturbines.

Notwithstanding the foregoing, Capstone agrees that it will not advertise, or otherwise indicate that any Capstone Special Order PSRs are sponsored, endorsed, or otherwise guaranteed by Solar or that this Agreement is an exclusive agreement.

      11.12 Interpretation. Each party to this Agreement has had the opportunity to review the Agreement with legal counsel. This Agreement shall not be construed or interpreted against either party on the basis that such party drafted or authored a particular provision, parts of, or the entirety of this Agreement.


      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by two authorized and elected officers of each party.


CAPSTONE TURBINE                        SOLAR TURBINES INCORPORATED
CORPORATION
                                        By: /s/  GARY STROUP
                                            ------------------------------------
By: /s/  AKE ALMGREN
    ---------------------------------
                                        Printed
Printed                                 Name:  Gary Stroup
Name: Ake Almgren                              ---------------------------------
                                        Title: President
Title: President & CEO
                                        Date: August 4, 2000
Date: August 7, 2000                          ----------------------------------
      -------------------------------


CAPSTONE TURBINE                        SOLAR TURBINES INCORPORATED
CORPORATION
                                        By: /s/ DAVID W. ESBECK
                                            ------------------------------------
By: /s/ WILLIAM TREECE
    ---------------------------------
                                        Printed
Printed                                 Name: David W. Esbeck
Name: William Treece                          ----------------------------------
      -------------------------------
                                        Title: Vice President
Title: Sr. VP Strategic Technology             ---------------------------------
       ------------------------------
                                        Date: August 4, 2000
Date: August 7, 2000                          ----------------------------------
      -------------------------------

                                   APPENDIX A

                                     RELEASE

      This Release is made effective as of August 2, 2000 by Solar Turbines Incorporated, a corporation organized and existing under the laws of the state of Delaware ("Solar"), on behalf of itself and each of its predecessors, successors, parent companies, subsidiaries, affiliates, divisions, assignees, attorneys and nominees, and all present and former partners, employees, directors, officers, agents, attorneys, beneficiaries, representatives and stockholders (the "Releasor") for the benefit of Capstone Turbines Corporation ("Capstone"), and its respective predecessors, successors, parent companies, subsidiaries, affiliates, divisions, assignees, attorneys and nominees, and all present and former partners, employees, directors, officers, agents, attorneys, beneficiaries representatives, and stockholders (the "Releasees"). This Release is being provided in connection with Paragraph 7 of that certain Transition Agreement dated August 2, 2000 ("Transition Agreement") between the Releasor and the Releasees that is being executed contemporaneously herewith. All capitalized terms used in this Release that are not otherwise defined herein shall have the same meaning as set forth in the aforesaid Transition Agreement.

      This Release shall be deemed effective and operative automatically and without any further action on the part of Capstone or Solar.

      The Releasor, in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, does hereby release and forever discharge Releasees of and from any and all manner of claims, rights, actions, causes of actions, suits, liens, obligations, accounts, debts, damages (whether general, special, indirect or punitive), demands, agreements promises, covenants, contracts, judgments, indemnities, guarantees, liabilities, controversies, costs, expenses and attorneys' or paralegals' or other fees whatsoever, whether based on contract, tort, statute or other legal or equitable theory of recovery, whether choate or inchoate, mature or unmatured, contingent or fixed, liquidated or unliquidated, known or unknown, accrued or unaccrued, or asserted or unasserted (individually, a "Claim" and collectively, "Claims"), in connection with, arising out of, or which are in any way related to a (i) the Alliance Agreement dated August 25, 1997 between Capstone and Solar ("Alliance Agreement"), (ii) any purchase order issued by Capstone under the Alliance Agreement (except for Capstone Purchase Order 292, which shall remain in effect), iii) the termination of the Alliance Agreement pursuant to the Agreement, (iv) any and all actual, pending, threatened, or anticipated administrative and/or judicial proceedings relating to any of the provisions of subparagraphs (i) through (ii) and (iv) hereof, and (v) all discussions, meetings, memoranda documents and/or negotiations relating to subparagraphs (i) through (iv) above. This Release shall not in any way excuse or limit any and/or all obligations to be performed under the Transition Agreement and/or under the Amended and Restated License Agreement.

      TO THE EXTENT THAT SECTION 1542 OF THE CALIFORNIA CIVIL CODE IS APPLICABLE TO THE RELEASES CONTAINED HEREIN, EACH PARTY

HERETO EXPRESSLY WAIVES ANY AND ALL RIGHTS AND BENEFITS OTHERWISE CONFERRED BY THE PROVISIONS OF THAT SECTION TO THE FULL EXTENT THAT THEY MAY WAIVE ALL SUCH RIGHTS AND BENEFITS PERTAINING TO THE MATTERS RELEASED HEREIN AND ACKNOWLEDGES THAT IT IS FAMILIAR WITH THE SECTION, WHICH PROVIDES AS FOLLOWS:

      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

      The Releasor warrants and represents to the Releasees that (i) it has read and reviewed the terms and conditions hereof, (ii) it understands, acknowledges and accepts its duties and obligations hereunder; (iii) it has been represented by counsel in all matters relating to this Release, including the preparation and execution hereof; (iv) it has full legal and corporate authority to enter into this Release and assume the duties and obligations imposed upon it hereunder; and (v) it shall execute promptly such documents as may be reasonably requested by the Releasees to confirm the Releasor's obligations hereunder.

      This Release may be amended or modified only by a written instrument executed by the Parties hereto.

      This Release shall be governed by and construed in accordance with the laws of the State of California.

      IN WITNESS WHEREOF, Solar Turbines Incorporated has executed this Release as of the date first written above.

                                        Solar Turbines Incorporated


                                        By: /s/  GARY STROUP
                                            ------------------------------------

                                        Title: President
                                               ---------------------------------

                                   APPENDIX B

                                     RELEASE

      This Release is made effective as of August 2, 2000, by Capstone Turbines Corporation, a corporation organized and existing under the laws of the State of California ("Capstone"), on behalf of itself and each of its predecessors, successors, parent companies, subsidiaries, affiliates, divisions, assignees, attorneys and nominees, and all present and former partners, employees, directors, officers, agents, attorneys, beneficiaries, representatives and stockholders (the "Releasor") for the benefit of Solar Turbines Incorporated ("Solar"), a corporation organized and existing under the laws of the state of Delaware, and its respective predecessors, successors, parent companies, subsidiaries, affiliates, divisions, assignees, attorneys and nominees, and all present and former partners, employees, directors, officers, agents, attorneys, beneficiaries, representatives, and stockholders (the "Releasees"). This Release is being provided in connection with Paragraph 7 of that certain Transition Agreement dated August 2, 2000 ("Transition Agreement") between the Releasor and the Releasees that is being executed contemporaneously herewith. All capitalized terms used in this Release that are not otherwise defined herein shall have the same meaning as set forth in the aforesaid Transition Agreement.

      This Release shall be deemed effective and operative automatically and without any further action on the part of Capstone or Solar.

      The Releasor, in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, does hereby release and forever discharge Releasees of and from any and all manner of claims, rights, actions, causes of actions, suits, liens, obligations, accounts, debts, damages (whether general, special, indirect or punitive), demands, agreements promises, covenants, contracts, judgments, indemnities, guarantees, liabilities, controversies, costs, expenses and attorneys' or paralegals' or other fees whatsoever, whether based on contract, tort, statute or other legal or equitable theory of recovery, whether choate or inchoate, mature or unmatured, contingent or fixed, liquidated or unliquidated, known or unknown, accrued or unaccrued, or asserted or unasserted (individually, a "Claim" and collectively, "Claims"), in connection with, arising out of, or which are in any way related to a (i) the Alliance Agreement dated August 25, 1997 between Capstone and Solar ("Alliance Agreement"), (ii) any purchase order issued by Capstone under the Alliance Agreement (except for Capstone Purchase Order 292, which shall remain in effect), iii) the termination of the Alliance Agreement pursuant to the Agreement, (iv) any and all actual, pending, threatened, or anticipated administrative and/or judicial proceedings relating to any of the provisions of subparagraphs (i) through (ii) and (iv) hereof, and (v) all discussions, meetings, memoranda documents and/or negotiations relating to subparagraphs (i) through (iv) above. This Release shall not in any way excuse and/or limit any and/or all obligations to be performed under the Transition Agreement and/or the Amended and Restated License Agreement.

      TO THE EXTENT THAT SECTION 1542 OF THE CALIFORNIA CIVIL CODE IS APPLICABLE TO THE RELEASES CONTAINED HEREIN, EACH PARTY

HERETO EXPRESSLY WAIVES ANY AND ALL RIGHTS AND BENEFITS OTHERWISE CONFERRED BY THE PROVISIONS OF THAT SECTION TO THE FULL EXTENT THAT THEY MAY WAIVE ALL SUCH RIGHTS AND BENEFITS PERTAINING TO THE MATTERS RELEASED HEREIN AND ACKNOWLEDGES THAT IT IS FAMILIAR WITH THE SECTION, WHICH PROVIDES AS FOLLOWS:

      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

      The Releasor warrants and represents to the Releasees that (i) it has read and reviewed the terms and conditions hereof; (ii) it understands, acknowledges and accepts its duties and obligations hereunder; (iii) it has been represented by counsel in all matters relating to this Release, including the preparation and execution hereof; (iv) it has full legal and corporate authority to enter into this Release and assume the duties and obligations imposed upon it hereunder; and (v) it shall execute promptly such documents as may be reasonably requested by the Releasees to confirm the Releasor's obligations hereunder.

      This Release may be amended or modified only by a written instrument executed by the Parties hereto.

      This Release shall be governed by and construed in accordance with the laws of the State of California.

      WHEREFORE, Capstone Turbines Corporation has executed this Release as of the date first written above.

                                        Capstone Turbine Corporation

                                        By: /s/  AKE ALMGREN
                                            ------------------------------------

                                        Title: President & CEO
                                               ---------------------------------

                                   SCHEDULE 1

                              List of Machine Tools


                                       ***

                                   SCHEDULE 2

                                  Bill of Sale


KNOW BY ALL THESE PRESENTS;


      That for and in consideration of, good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned Solar Turbines Incorporated, a Delaware corporation ("Solar") effective as of the _______ day of _________, 2000, hereby sells, assigns and transfers to Capstone Turbine Corporation, a California corporation ("Capstone"), all Solar's right, title and interest in and to the machine tools described in the list below hereto ("machine tools"), to have and to hold the machine tools and each part thereof, for Capstone's own use and benefit forever. Solar hereby warrants to Capstone that the machine tools and all components of the Machine Tools transferred hereby shall be as of the transfer date, owned by Solar and are held free and clear of any mortgage, pledge, lien, charge, encumbrance, lease, or security interest except liens created by or existing by or through Capstone, if any, and that Solar has full right, title and authority as to all persons to sell the same aforesaid; and Solar hereby covenants with Capstone that, to the extent of the foregoing warranty, Solar will warrant and defend the same and all components thereof against the claims and demands of all persons. IN WITNESS WHEREOF, Solar has caused this instrument to be executed by its duly authorized officer and its seal to be affixed hereto this _____ day of _______ 2000.

                                        Solar Turbines Incorporated

                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


LIST OF MACHINE TOOLS COVERED BY THIS BILL OF SALE: